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                                                                  EXHIBIT 99(II)

                                   AUGAT INC.
         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
                                   AUGAT INC.
                              89 FORBES BOULEVARD
                         MANSFIELD, MASSACHUSETTS 02048

    The undersigned hereby (1) acknowledges receipt of the Notice of Special Meeting of Stockholders of Augat Inc., a Massachusetts corporation ("Augat"), to be held at the offices of Hale and Dorr, 60 State Street, 26th Floor, Boston, MA on December 11, 1996 at 9 a.m., local time (the "Meeting"), and at any adjournments or postponements thereof, and the Joint Proxy Statement/Prospectus furnished in connection therewith, and (2) appoints F. Gordon Bitter, and Thomas
E. Neely, and each of them, as his or her proxies (with full power of substitution) for and in the name, place, and stead of the undersigned, to vote upon and act with respect to all of the shares of Common Stock, par value $.10 per share (the "Augat Common Stock"), standing in the name of the undersigned, or with respect to which the undersigned is entitled to vote and act, at the Meeting and at any adjournments or postponements thereof.

    The undersigned directs that this proxy be voted as follows on the reverse side:

    Notwithstanding stockholder approval of the proposals set forth on the reverse side, Augat reserves the right to terminate the Merger Agreement and abandon the Merger (as defined on the reverse side) at any time prior to the consummation of the Merger and the transactions contemplated thereby, subject to the terms and conditions of the Merger Agreement.

    Holders of Augat Common Stock who properly perfect their appraisal rights will be entitled to appraisal rights in connection with the Merger.

                                      CONTINUED AND TO BE SIGNED ON REVERSE SIDE

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SEE REVERSE SIDE
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    THIS PROXY, WHEN PROPERLY EXECUTED AND DELIVERED, WILL BE VOTED AS SPECIFIED
ABOVE. IF NO SPECIFICATION IS MADE, THIS PROXY WILL BE VOTED FOR EACH OF THE PROPOSALS. THE PROXIES CANNOT VOTE YOUR SHARES UNLESS YOU SIGN AND RETURN THIS CARD.

(1) To approve the Agreement and Plan of Merger (the "Merger Agreement") among Augat, Thomas & Betts Corporation, a Tennessee corporation ("T&B"), and EG Acquisitions Corp., a Delaware corporation and a wholly-owned subsidiary of T&B, dated as of October 7, 1996, and to approve the transactions contemplated thereby.
                    / /  FOR          / /  AGAINST         / /  ABSTAIN

(2) In the discretion of proxies named above, on such other business as may properly come before the meeting or any adjournments or postponements thereof.

    The undersigned hereby revokes any proxy heretofore given to vote or act with respect to the Augat Common Stock and hereby ratifies and confirms all that the proxies, their substitutes, or any of them may lawfully do by virtue hereof.

    PLEASE MARK, SIGN, DATE, AND RETURN THIS PROXY IN THE ENCLOSED ENVELOPE. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES.
                                          Date: _________________________ , 1996
                                          ______________________________________
                                                 Signature of Stockholder
                                          ______________________________________
                                           Signature of Stockholder (if jointly
                                                          held)

                                          PLEASE DATE THIS PROXY AND SIGN YOUR
                                          NAME EXACTLY AS IT APPEARS HEREON.
                                          WHERE THERE IS MORE THAN ONE OWNER,
                                          EACH SHOULD SIGN. WHEN SIGNING AS AN
                                          ATTORNEY, ADMINISTRATOR, EXECUTOR,
                                          GUARDIAN, OR TRUSTEE, PLEASE ADD YOUR
                                          TITLE AS SUCH. IF EXECUTED BY A
                                          CORPORATION, THE PROXY SHOULD BE
                                          SIGNED BY A DULY AUTHORIZED OFFICER
                                          AND STATE THE FULL NAME OF THE
                                          CORPORATION.